Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of The Swiss Helvetia Fund, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of The Swiss Helvetia Fund, Inc. for the year ended December 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of The Swiss Helvetia Fund, Inc. for the stated period.

/s/ Andrew Dakos Andrew Dakos President and Chief Executive Officer, The Swiss Helvetia Fund, Inc.	/s/ Thomas Antonucci Thomas Antonucci Chief Financial Officer, The Swiss Helvetia Fund, Inc.
Dated: 3/2/2021

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The Swiss Helvetia Fund for purposes of Section 18 of the Securities Exchange Act of 1934.